Floor & Decor Holdings, Inc. Announces Fourth Quarter and Fiscal 2022 Financial Results
Highlights for the Fourth Quarter of Fiscal 2022:
•Net sales increased 14.6% from the fourth quarter of fiscal 2021 to $1,048.1 million.
•Comparable store sales increased 2.5% from the fourth quarter of fiscal 2021.
•Diluted earnings per share (“EPS”) increased 39.1% to $0.64 from $0.46 in the fourth quarter of fiscal 2021; adjusted diluted EPS* increased 45.5% to $0.64 from $0.44 in the fourth quarter of fiscal 2021.
ATLANTA--(BUSINESS WIRE)--February 23, 2023--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the fourth quarter and fiscal year ended December 29, 2022. Tom Taylor, Chief Executive Officer, stated, “We are pleased to deliver better-than-expected fiscal 2022 fourth-quarter earnings and proud to report 14 consecutive years of comparable store sales growth, a significant accomplishment considering current macroeconomic challenges. We continued to grow our market share by remaining agile, focusing on executing our key growth strategies, and continuing to invest in initiatives that further widened our competitive moat. I want to express my deepest appreciation to all our associates and vendor partners for their invaluable contributions to our financial success in 2022. As we move into 2023, we seek to manage our stores in a way that reflects the current economic environment.”
Mr. Taylor continued, “We opened 13 new warehouse-format stores in the fourth quarter of fiscal 2022, achieving our goal of opening 32 warehouses in fiscal 2022. We ended the year operating 191 warehouse stores and six design studios across 36 states and have a presence in the top 25 United States metropolitan statistical areas. We remain on plan to open 32 to 35 warehouse stores in 2023.”
For the Fiscal Quarter Ended December 29, 2022
•Net sales increased 14.6% to $1,048.1 million from $914.3 million in the fourth quarter of fiscal 2021.
•Comparable store sales increased 2.5%.
•We opened 13 new warehouse stores during the fourth quarter of fiscal 2022, ending the quarter with 191 warehouse stores and six design studios.
•Operating income increased 55.1% to $94.7 million from $61.1 million in the fourth quarter of fiscal 2021. Operating margin increased 230 basis points to 9.0%.
•Net income increased 38.8% to $69.2 million compared to $49.9 million in the fourth quarter of fiscal 2021. Diluted EPS was $0.64 compared to $0.46 in the fourth quarter of fiscal 2021, an increase of 39.1%.
•Adjusted net income* increased 46.2% to $68.9 million compared to $47.1 million in the fourth quarter of fiscal 2021. Adjusted diluted EPS* was $0.64 compared to $0.44 in the fourth quarter of fiscal 2021, an increase of 45.5%.
•Adjusted EBITDA* increased 42.0% to $143.1 million compared to $100.8 million in the fourth quarter of fiscal 2021.
For the Fiscal Year Ended December 29, 2022
•Net sales increased 24.2% to $4,264.5 million from $3,433.5 million in fiscal 2021.
•Comparable store sales increased 9.2%.
•We opened 32 new warehouse stores and four design studios and closed one warehouse store.
•Operating income increased 17.0% to $396.8 million from $339.0 million in fiscal 2021. Operating margin decreased 60 basis points to 9.3%.
•Net income increased 5.3% to $298.2 million compared to $283.2 million in fiscal 2021. Diluted EPS was $2.78 compared to $2.64 in fiscal 2021, an increase of 5.3%.
•Adjusted net income* increased 13.1% to $296.8 million compared to $262.4 million in fiscal 2021. Adjusted diluted EPS* was $2.76 compared to $2.44 in fiscal 2021, an increase of 13.1%.
•Adjusted EBITDA* increased 19.0% to $577.1 million compared to $485.1 million in fiscal 2021.
*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Fiscal 2023 Guidance:
•Net sales of approximately $4,610 million to $4,750 million
•Comparable store sales of approximately (3.0)% to flat
•Diluted EPS to be in the range of $2.55 to $2.85
•Adjusted EBITDA* in the range of $605 million to $650 million
•Depreciation and amortization expense of approximately $190 million
•Interest expense, net of approximately $17 million to $18 million
•Tax rate of approximately 24%, excluding tax benefits resulting from stock option exercises and the vesting of restricted stock and restricted stock units
•Diluted weighted average shares outstanding of approximately 108 million shares
•Open 32 to 35 new warehouse-format stores
•Capital expenditures in the range of approximately $620 million to $675 million
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.
Conference Call Details
A conference call to discuss the fourth quarter and fiscal year 2022 financial results is scheduled for today, February 23, 2023, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call is expected to be available within two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13735419. The replay will be available until March 2, 2023.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer and commercial flooring distributor operating 191 warehouse-format stores and six design studios across 36 states as of December 29, 2022. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative accessories and wall tile, installation materials, and adjacent categories at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base and are based on when the customer obtains control of the product, which is typically at the time of sale. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC ("Spartan") subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation.
Non-GAAP Financial Measures
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by weighted average shares outstanding. We define EBITDA as net income before interest, loss (gain) on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss (gain) on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.
Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, distribution center relocation expenses, fair value adjustments related to contingent earn-out liabilities, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Fiscal Quarter Ended
	December 29, 2022		December 30, 2021		% Increase (Decrease)
	Actual	% of Sales	Actual	% of Sales
Net sales	$1,048,069	100.0%	$914,335	100.0%	14.6%
Cost of sales	612,168	58.4	559,748	61.2	9.4%
Gross profit	435,901	41.6	354,587	38.8	22.9%
Operating expenses:
Selling and store operating	280,029	26.7	235,732	25.8	18.8%
General and administrative	51,399	4.9	50,053	5.5	2.7%
Pre-opening	9,752	0.9	7,713	0.8	26.4%
Total operating expenses	341,180	32.6	293,498	32.1	16.2%
Operating income	94,721	9.0	61,089	6.7	55.1%
Interest expense, net	5,272	0.5	1,119	0.1	371.1%
Income before income taxes	89,449	8.5	59,970	6.6	49.2%
Provision for income taxes	20,212	1.9	10,097	1.1	100.2%
Net income	$69,237	6.6%	$49,873	5.5%	38.8%
Basic weighted average shares outstanding	105,809		105,216
Diluted weighted average shares outstanding	107,445		107,612
Basic earnings per share	$0.65		$0.47		38.3%
Diluted earnings per share	$0.64		$0.46		39.1%

	Fiscal Year Ended
	December 29, 2022		December 30, 2021		% Increase (Decrease)
	Actual	% of Sales	Actual	% of Sales
Net sales	$4,264,473	100.0%	$3,433,533	100.0%	24.2%
Cost of sales	2,536,757	59.5	2,011,267	58.6	26.1%
Gross profit	1,727,716	40.5	1,422,266	41.4	21.5%
Operating expenses:
Selling and store operating	1,078,466	25.3	849,440	24.7	27.0%
General and administrative	213,848	5.0	199,401	5.8	7.2%
Pre-opening	38,642	0.9	34,433	1.0	12.2%
Total operating expenses	1,330,956	31.2	1,083,274	31.5	22.9%
Operating income	396,760	9.3	338,992	9.9	17.0%
Interest expense, net	11,138	0.3	4,924	0.1	126.2%
Income before income taxes	385,622	9.0	334,068	9.7	15.4%
Provision for income taxes	87,427	2.1	50,838	1.5	72.0%
Net income	$298,195	7.0%	$283,230	8.2%	5.3%
Basic weighted average shares outstanding	105,626		104,683
Diluted weighted average shares outstanding	107,443		107,390
Basic earnings per share	$2.82		$2.71		4.1%
Diluted earnings per share	$2.78		$2.64		5.3%

Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	As of December 29, 2022	As of December 30, 2021
Assets
Current assets:
Cash and cash equivalents	$9,794	$139,444
Income taxes receivable	7,325	3,507
Receivables, net	94,732	81,463
Inventories, net	1,292,336	1,008,151
Prepaid expenses and other current assets	53,298	40,780
Total current assets	1,457,485	1,273,345
Fixed assets, net	1,258,056	929,083
Right-of-use assets	1,205,636	1,103,750
Intangible assets, net	152,353	151,935
Goodwill	255,473	255,473
Deferred income tax assets, net	11,265	9,832
Other assets	10,974	7,277
Total long-term assets	2,893,757	2,457,350
Total assets	$4,351,242	$3,730,695
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loan	$2,103	$2,103
Current portion of lease liabilities	105,693	104,602
Trade accounts payable	590,883	661,883
Accrued expenses and other current liabilities	298,019	248,935
Deferred revenue	10,060	14,492
Total current liabilities	1,006,758	1,032,015
Term loan	195,351	195,762
Revolving line of credit	210,200	—
Lease liabilities	1,227,507	1,120,990
Deferred income tax liabilities, net	41,520	40,958
Other liabilities	12,730	17,771
Total long-term liabilities	1,687,308	1,375,481
Total liabilities	2,694,066	2,407,496
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 29, 2022 and December 30, 2021	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 106,150,661 shares issued and outstanding at December 29, 2022 and 105,760,650 issued and outstanding at December 30, 2021	106	106
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 29, 2022 and December 30, 2021	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at December 29, 2022 and December 30, 2021	—	—
Additional paid-in capital	482,312	450,332
Accumulated other comprehensive income, net	4,337	535
Retained earnings	1,170,421	872,226
Total stockholders’ equity	1,657,176	1,323,199
Total liabilities and stockholders’ equity	$4,351,242	$3,730,695

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal Year Ended
	December 29, 2022	December 30, 2021
Operating activities
Net income	$298,195	$283,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155,023	118,196
Stock-based compensation expense	22,233	20,528
Change in fair value of contingent earn-out liabilities	2,529	—
Deferred income taxes	2,525	3,042
Interest cap derivative contracts	114	357
Loss on asset impairments and disposals, net	20	438
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables, net	(12,150)	(19,768)
Inventories, net	(283,438)	(349,678)
Trade accounts payable	(84,732)	232,761
Accrued expenses and other current liabilities	38,716	36,684
Income taxes	(8,865)	(15,897)
Deferred revenue	(4,432)	3,158
Other, net	(13,288)	(11,709)
Net cash provided by operating activities	112,450	301,342
Investing activities
Purchases of fixed assets	(456,600)	(407,671)
Acquisitions, net of cash acquired	(3,810)	(63,567)
Proceeds from sales of property and equipment	4,773	—
Net cash used in investing activities	(455,637)	(471,238)
Financing activities
Proceeds from term loans	—	65,000
Payments on term loans	(2,103)	(76,202)
Borrowings on revolving line of credit	1,047,100	13,466
Payments on revolving line of credit	(836,900)	(15,969)
Payment of contingent earn-out liability	(2,571)	—
Proceeds from exercise of stock options	7,592	14,736
Proceeds from employee stock purchase plan	4,379	3,063
Debt issuance costs	(1,736)	(1,409)
Tax payments for stock-based compensation awards	(2,224)	(1,117)
Net cash provided by financing activities	213,537	1,568
Net decrease in cash and cash equivalents	(129,650)	(168,328)
Cash and cash equivalents, beginning of the period	139,444	307,772
Cash and cash equivalents, end of the period	$9,794	$139,444
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$225,968	$285,865
Cash paid for interest, net of capitalized interest	$7,403	$6,279
Cash paid for income taxes, net of refunds	$92,923	$63,684
Fixed assets accrued at the end of the period	$116,997	$87,645

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except EPS)
(Unaudited)
Adjusted net income and Adjusted diluted EPS

	Fiscal Quarter Ended
	12/29/2022	12/30/2021
Net income (GAAP):	$69,237	$49,873
Contingent earn-out liability fair value adjustments (a)	999	802
Distribution center relocation (b)	134	1,378
Tariff refund adjustments (c)	—	(95)
Acquisition and integration expense (d)	—	106
COVID-19 costs (e)	—	244
Tax benefit of stock-based compensation awards (g)	(360)	(4,625)
Tax impact of adjustments to net income (h)	(1,112)	(572)
Adjusted net income	$68,898	$47,111
Diluted weighted average shares outstanding	107,445	107,612
Adjusted diluted EPS	$0.64	$0.44

	Fiscal Year Ended
	12/29/2022	12/30/2021
Net income (GAAP):	$298,195	$283,230
Contingent earn-out liability fair value adjustments (a)	2,529	1,141
Distribution center relocation (b)	2,082	2,803
Tariff refund adjustments (c)	(14)	1,477
Acquisition and integration expense (d)	—	3,392
COVID-19 costs (e)	—	1,154
Debt modification expense (f)	—	171
Tax benefit of stock-based compensation awards (g)	(3,999)	(28,571)
Tax impact of adjustments to net income (h)	(1,945)	(2,432)
Adjusted net income	$296,848	$262,365
Diluted weighted average shares outstanding	107,443	107,390
Adjusted diluted EPS	$2.76	$2.44
(a)Reflects remeasurement charges due to changes in the fair value of the contingent earn-out liabilities.
(b)Represents amounts related to the relocation of our Houston distribution center.
(c)Represents adjustments to estimated tariff refund receivables.
(d)Represents third-party transaction, legal, and consulting costs directly related to the acquisition of Spartan that was completed in fiscal 2021.
(e)Amounts are comprised of sanitation, personal protective equipment, and other costs that directly related to efforts to mitigate the impact of the COVID-19 pandemic on our business.
(f)Represents legal fees incurred in connection with amendments to the senior secured term loan credit facility executed during fiscal 2021.
(g)Tax benefit resulting from stock option exercises and the vesting of restricted stock and restricted stock units.
(h)Tax adjustments for pre-tax adjustments above and tax reserves, including for uncertain tax positions, related to prior years.

EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Fiscal Quarter Ended
	12/29/2022	12/30/2021
Net income (GAAP):	$69,237	$49,873
Depreciation and amortization (a)	42,209	31,978
Interest expense, net	5,272	1,119
Income tax expense	20,212	10,097
EBITDA	136,930	93,067
Stock-based compensation expense (b)	5,004	5,193
Acquisition and integration expense (c)	—	106
COVID-19 costs (e)	—	244
Other (f)	1,133	2,149
Adjusted EBITDA	$143,067	$100,759

	Fiscal Year Ended
	12/29/2022	12/30/2021
Net income (GAAP):	$298,195	$283,230
Depreciation and amortization (a)	153,446	115,223
Interest expense, net	11,138	4,924
Income tax expense	87,427	50,838
EBITDA	550,206	454,215
Stock-based compensation expense (b)	22,233	20,528
Acquisition and integration expense (c)	—	3,392
Tariff refund adjustments (d)	—	1,728
COVID-19 costs (e)	—	1,154
Other (f)	4,611	4,083
Adjusted EBITDA	$577,050	$485,100
(a)Excludes amortization of deferred financing costs, which is included as part of interest expense, net in the table above.
(b)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(c)Represents third-party transaction, legal, and consulting costs directly related to the acquisition of Spartan that was completed in fiscal 2021.
(d)Represents a reduction in the non-interest portion of estimated tariff refund receivables during fiscal 2021. Interest income for tariff refunds is included within interest expense, net in the table above.
(e)Amounts are comprised of sanitation, personal protective equipment, and other costs directly related to efforts to mitigate the impact of the COVID-19 pandemic on our business.
(f)Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts primarily relate to changes in the fair value of contingent earn-out liabilities and expenses for our Houston distribution center relocation.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, expectations related to our acquisition of Spartan, business strategy and plans, and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, and the economy and other future conditions.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, (1) an overall decline in the health of the economy, the hard surface flooring industry, consumer confidence and spending and the housing market, including as a result of rising inflation or interest rates, (2) demand fluctuations in the housing industry, and demand for our products and services may be adversely affected by unfavorable economic conditions, including rising interest rates, inflation, a decline in disposable income levels and recession fears, (3) an economic recession or depression, (4) global inflationary pressures on raw materials, energy, commodity, transportation, and other costs could cause our vendors to seek further price increases on the products we sell, (5) any disruption in our supply chain, including carrier capacity constraints, port congestion, higher shipping, rail, and trucking prices and other supply chain costs or product shortages, (6) our failure to successfully anticipate consumer preferences and demand, (7), our inability to pass along cost increases at rates consumers are willing to pay, or reduced demand due to pricing increases, (8) our inability to manage our growth, (9) our inability to manage costs and risks relating to new store openings, (10) our inability to find available locations for our stores on terms acceptable to us, (11) demand for our products and services may be adversely affected by unfavorable economic conditions, (12) any disruption in our distribution capabilities, including from difficulties operating our distribution centers, (13) our failure to execute our business strategy effectively and deliver value to our customers, (14) our inability to find, train and retain key personnel, (15) the resignation, incapacitation or death of any key personnel, (16) the inability to staff our stores and distribution centers sufficiently, (17) the effects of weather conditions, natural disasters or other unexpected events, including global health crises, such as the COVID-19 pandemic, may disrupt our operations, (18) our dependence on foreign imports for the products we sell, which may include the impact of tariffs and other duties, (19) geopolitical risks, such as the recent military conflict in Ukraine, that impact our ability to import from foreign suppliers or raise our costs, (20) if the use of “cookie” tracking technologies is further restricted, the amount of internet user information we collect would decrease, which could require additional marketing efforts and harm our business and operating results, (21) violations of laws and regulations applicable to us or our suppliers, (22) our failure to adequately protect against security breaches involving our information technology systems and customer information, (23) suppliers may sell similar or identical products to our competitors, (24) competition from other stores and internet-based competition, (25) impact of acquired companies, including Spartan, (26) our inability to manage our inventory obsolescence, shrinkage and damage, (27) our inability to maintain sufficient levels of cash flow or liquidity to meet growth expectations, (28) our inability to obtain merchandise on a timely basis at prices acceptable to us, (29) restrictions imposed by our indebtedness on our current and future operations, and (30) our variable rate debt subjects us to interest rate risk that could cause our debt service obligations to increase significantly. Additional information concerning these and other factors are described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 (the “Annual Report”) and elsewhere in the Annual Report, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise.

Contacts
Investor Contacts:
Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com